UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 10, 2011

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2011, MetroPCS Wireless, Inc. (the “Borrower”), an indirect, wholly-owned subsidiary of MetroPCS Communications, Inc. (“Communications”), entered into an Incremental Commitment Agreement, dated May 10, 2011 (the “Incremental Agreement”), by and among the Borrower, Communications, MetroPCS, Inc., a direct wholly-owned subsidiary of Communications, all wholly-owned subsidiaries of the Borrower, and JPMorgan Chase Bank N.A., as administrative agent (as such, the “Administrative Agent”) and as the incremental term lender. The Incremental Agreement supplements the Third Amended and Restated Credit Agreement, dated as of March 17, 2011 (the “2011 Credit Agreement”; unless otherwise defined herein, terms defined in the 2011 Credit Agreement and used herein shall have the meanings given to them in the 2011 Credit Agreement), among the Borrower, the banks and other financial institutions or entities party thereto from time to time as lenders, the Administrative Agent and the other agents and arrangers party thereto, to provide for an additional $1.0 billion of Tranche B-3 Term Loans (the “Incremental Terms Loans”), which amount was borrowed on May 10, 2011. The Borrower intends to use the proceeds of the Incremental Term Loans to prepay all of the existing Tranche B-1 Term Loans, with the remaining proceeds to be used for general corporate purposes, including opportunistic spectrum acquisitions.

The Incremental Term Loans will mature on March 17, 2018 (which is the same maturity date as the existing Tranche B-3 Term Loans), and will require quarterly principal amortization payments of $2.5 million. The interest rate payable on the Incremental Term Loans is LIBOR + 3.75% (which is the same interest rate as the existing Tranche B-3 Term Loans).

The Incremental Agreement did not modify the interest rate, maturity date or any of the other terms of the 2011 Credit Agreement applicable to the Tranche B-2 Term Loans or the existing Tranche B-3 Term Loans.

This description of the Incremental Agreement is a summary only and is qualified in its entirety by the full and complete terms of the Incremental Agreement, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information contained in Item 1.01 is incorporated by reference in its entirety into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Incremental Commitment Agreement, dated as of May 10, 2011, by and among MetroPCS Wireless, Inc., as borrower, MetroPCS Communications, Inc. and MetroPCS, Inc., as guarantors, all of the wholly-owned subsidiaries of MetroPCS Wireless, Inc., as subsidiary guarantors, and JPMorgan Chase Bank N.A., as administrative agent and as the incremental term lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: May 10, 2011	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer